EXHIBIT 99.1

Northern Power Announces Reliance on Financial Hardship Exemption in Connection with a Private Placement Financing

BARRE, Vt., July 19, 2018 (GLOBE NEWSWIRE) -- Northern Power Systems Corp ("Northern" or the “Company”) (TSX:NPS) announced today its intention to effect a financing pursuant to which the Company will issue Convertible Subordinated Promissory Notes (the “Notes”) (the “Financing”) to certain new investors (each a “New Investor”) as well as certain existing investors, including John Simon and Richard Hokin, who are both current and significant shareholders of the Company and members of the Company’s Board of Directors (the “Existing and Other Investors”) (the Existing and Other Investors collectively, with the New Investors, the “Investors”) pursuant to the financial hardship exemption available to companies listed on the Toronto Stock Exchange (the “TSX”) under certain circumstances. Mr. Hokin is effecting the investment through CWE II, LLC. In connection with the Financing and Northern’s reliance on the financial hardship exemption, Northern highlights the following material terms and results and impact of the Financing:

Under the Financing, the Company will raise C$2,647,080.04 or US$2,000,000 and potentially up to an aggregate of C$3,639,735.05 or US$2,750,000 (“Max Financing”). The New Investors have agreed to invest up to an aggregate of C$661,770.01 or US$500,000 which amount is conditioned upon the Existing Investors investing an aggregate of C$1,985,310.03 or US$1,500,000. The Investors may convert the Notes at any time into shares of the Company’s common shares (“Shares”). Interest under the Notes accrues but shall not be due and payable until the maturity date. Under the Notes the outstanding principal balance and accrued interest under each Note shall be convertible, in whole or in part, at the option of the Holder at any time prior to the maturity date, into shares of common stock at a per share price of C$.0675 or US$.051 (the “Conversion Price”). The Conversion Price of C$.0675 per Share or US$.051 is approximately a 32.5% discount to the market price of C$.10 per Share or US$.076 per Share based on the volume weighted average trading price of the Company’s common shares on the TSX for the five trading days immediately prior to, and including, July 10, 2018. The Financing is expected to close in a series of closings the first of which will occur on July 27, 2018 (“Closing”).

The term of Notes is twenty-four (24) months and the Notes bear interest of six percent (6%). Assuming a Max Financing, the aggregate principal under the Notes, together with the aggregate interest thereunder, if converted into common shares of the Company at the Conversion Price, converts into approximately 66.57% of the expected issued and outstanding Shares on Closing on a non-diluted basis. The principal amount and aggregate interest under the Notes represents the issuance of approximately 60,392,157 Shares or approximately 253% of the currently issued and outstanding Shares on a non-diluted basis. The Notes will automatically mature and be due and payable on the 2nd year anniversary of the issuance date.  The aggregate interest due and payable under the Notes assuming interest accrues for the full two-year term of the Notes is US$330,000.

Currently, Mr. Simon holds approximately 3,306,304 Shares, which represents approximately 13.86% of the expected issued and outstanding Shares as of the date hereof.  On Closing, Mr. Simon, assuming a Max Financing and conversion of the Notes and including his accrued interest, is expected to hold approximately 19,776,891 Shares, which represents approximately 49% of the expected issued and outstanding Shares on Closing if only Mr. Simon converts his Note into Shares and that no other Investors do so.  If all Investors converted the Notes, including accrued interest, Mr. Simon would hold approximately 23% of the expected issued and outstanding Shares on Closing.

Currently, Mr. Hokin personally and through CWE LLC, controls and holds approximately 2,224,143 Shares, which represents approximately 9.32% of the expected issued and outstanding Shares as of the date hereof. On Closing, Mr. Hokin personally and through CWE LLC and CWE II, LLC, assuming a Max Financing and conversion of the Note by CWE II, LLC and including its accrued interest, is expected to hold and control approximately 18,694,730 Shares, which represents approximately 46% of the expected issued and outstanding Shares on Closing if only CWE II, LLC converts its Note into Shares and that no other Investors do so.  If all Investors converted the Notes, including accrued interest, Mr. Hokin would hold approximately 22% of the expected issued and outstanding Shares on Closing.

At Closing, the Financing, whether a Max Financing or not, will trigger a change of control of the Company and Mr. Simon will be the largest shareholder of the Company. At Closing, assuming a Max Financing, Mr. Simon will hold approximately 19,776,891 Shares or approximately 49% (assumes conversion of interest under the Note) of the expected issued and outstanding Shares on Closing (both, on a non-diluted basis). This percentage assumes that only Mr. Simon converts his Note into Shares and that no other Investors do so.  Prior to the Financing, RockPort Capital Partners III L.P held 4,997,655 Shares or approximately 20.9% issued and outstanding Shares and was the Company’s largest shareholder. Following the Closing of the Financing and assuming a Max Financing and the conversion of the Notes and including accrued interest, Rockport will own approximately 6.43% of the expected issued and outstanding Shares.

Financial Hardship Exemption
As the aggregate number of Shares issuable upon the conversion of the Notes issued in connection with the Financing exceeds 25% of the currently issued and outstanding Shares (and the conversion price per Share is less than the market price under TSX policies), and since greater than 10% of the currently issued and outstanding Shares are issuable to insiders of the Company, and since control of Northern will be materially affected by the Financing  Northern would ordinarily be required to obtain shareholder approval pursuant to Sections 607(g)(i) and (ii) and 604(a)(i) and (ii) of the TSX Company Manual (the "Manual"). However, the Company has applied to the TSX, pursuant to the provisions of Section 604(e) of the Manual, for a "financial hardship" exemption from the requirements to obtain shareholder approval, on the basis that the Company is in serious financial difficulty and the Financing of the Notes is designed to improve the Company's financial situation. The application was made upon the recommendation of the Special Committee of the Board of Directors of the Company, free from any interest in the transactions and unrelated to the parties involved in the transactions, and was based on their determination that the transactions are reasonable for Northern in the circumstances.

Typically, TSX places companies, like Northern, who submit and rely on a financial hardship application under remedial delisting review, which is normal practice when a listed issuer seeks to rely on this exemption. However, the Northern has been under remedial delisting review since May 24, 2018 when the TSX notified the Company by letter (“TSX Letter”) that the TSX had initiated a review of the Company’s eligibility for continued listing on the TSX.  The TSX Letter identified several deficiencies regarding the Company’s compliance with the TSX continued listing requirements, including the fact that (i) the trading activity of the Company’s securities has been so reduced as it does not warrant continued listing, (ii) the market value of the Company’s listed securities has been less than $3.0 million for the 30 previous consecutive trading days, (iii) market value of the Company’s publicly held listed securities has been less than $2.0 million for the 30 previous consecutive trading days and (iv) in the opinion of TSX, it is questionable as to whether the Company will be able to continue as a going concern.

The Company is presently evaluating possible courses of action to regain compliance with the TSX continued listing requirements.  However, there can be no assurance that the Company will be able to regain compliance or that the Company will be able to maintain its TSX listing. TSX has provided the Company with 120 calendar days, or until September 21, 2018, to regain compliance with the TSX continuing listing requirements.  The TSX’s Continued Listing Committee of TSX is scheduled to meet on September 13, 2018 to consider whether or not to suspend trading in and delist the securities of the Company. The Company is entitled to make submissions to the Continued Listing Committee to address deficiencies on or before September 7, 2018. If the Company cannot demonstrate that it meets all of the TSX continued listing requirements by September 21, 2018, the Company’s securities will be delisted 30 days from such date.  This notification has no immediate effect on the Company’s business operations, its listing on the TSX or on the trading of the Company’s common stock. The Company believes the Financing and the issuance of the Notes is a step towards the Company regaining compliance with the TSX listing requirements.

As of July 18, 2018, the Company has significant overdue accounts payable of approximately US$5.0 million in the aggregate, which is comprised of amounts owing to vendors, service providers and other creditors and as further described below is in breach of certain covenants under that certain Amended and Restated Loan and Security Agreement by and between the Company and Comerica Bank (“Comerica”) dated December 31, 2013 and as amended (the “Loan”).

The Proposed Financing and issuances of the Notes are important steps for Northern to better capitalize the Company which in turn will enable the Company (i) to make progress towards addressing Northern’s accounts payable obligations, (ii) to take positive steps towards becoming compliant with certain covenants under Loan, (iii) to more effectively execute its commercial strategies in both the distributed wind and energy storage segments, including addressing certain short term obligation relating to certain near projects and the expected return of commercial activity in Italy, the largest revenue generating market for Northern historically, and (iv) to take positive steps towards regaining compliance with the TSX listing requirements.

As a result of regulatory and political inaction, the Italian feed-in-tariff for distributed wind that drove sales of our distributed wind turbines in 2017 expired on June 30, 2017 without extension.  Uncertainty regarding the status of a new feed-in-tariff and prolonged delays surrounding the drafting, approval, adoption and ultimately the implementation of a new feed-in-tariff regime in Italy for distributed wind, together with uncertainty surrounding the Italian election and government, has brought 2018 sales of our distributed wind products in Italy to a standstill.  In early June 2018, a new Italian government was formed and we now anticipate that the new feed-in-tariff to be implemented in the fourth quarter of 2018. With a new feed-in-tariff, Northern expects that Italy, once again, will be a robust market for our distributed wind turbines.  The issuance of the Notes in the Financing provides the Company resources to respond to the anticipated commercial activity that is expected as the exact timing of the implementation of the new feed-in-tariff in Italy becomes more certain.

Further, on May 29, 2018, Comerica informed Northern that the Company is currently not in compliance with two covenants (collectively, the “Covenants”) under that certain Amended and Restated Loan and Security Agreement by and between the Company and Comerica dated December 31, 2013 and as amended (the “Loan”). The Covenants require that the Company (i) remain the owner of unencumbered liquid assets having a value of not less than one million dollars (US$1,000,000) and (ii) hold no more than five hundred thousand dollars (US$500,000) at banks other than Comerica. The Company has been working with Comerica to obtain a limited waiver relating to the Company’s compliance with the two Covenants and is exploring with Comerica amending the Loan, including the Covenants, to facilitate the Company’s compliance with its obligations under the Loan.  The Proposed Financing, is subject to and conditioned upon the Company seeking and obtaining a waiver with respect to the defaults or a forbearance agreement or an amendment to the Loan.   As of July 18, 2018, the Company had approximately US$1.0 million in obligations outstanding under the Loan.  In connection with the Financing, Comerica agreed to forbear existing defaults and non-compliance under the Loan through end of November 2018.

About Northern Power Systems Corp.
Northern Power Systems designs, manufactures, and sells distributed power generation and energy storage solutions with its advanced wind turbines, inverters, controls, and integration services. With approximately 21 million run-time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost-effective, reliable renewable energy. NPS turbines utilize patented permanent magnet direct drive (PMDD) technology, which uses fewer moving parts, delivers higher energy capture, and provides increased reliability thanks to reduced maintenance and downtime. Northern Power also develops Energy Storage Solutions (ESS) based on the FlexPhase™ power converter platform, which features patented converter architecture and controls technology for advanced grid support and generation applications.

Northern Power has been a technology innovator for over 40 years and serves clients around the globe from its US headquarters and European offices. To learn more, visit www.northernpower.com.

Notice regarding forward-looking statements:
This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on April 2, 2018, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACT INFORMATION
Northern Power Systems Corp.
Ciel R. Caldwell, President & COO
ir@northernpower.com
www.northernpower.com